Exhibit 10.1

2016 Executive Officer Annualized Base Salaries

The annualized base salaries for Omnicell’s executive officers for 2016 (effective June 27, 2016) are as follows:

Name	Title	2016 Annualized Base Salary
Randall A. Lipps	Chairman, President and Chief Executive Officer	$660,000.00
Peter J. Kuipers	Executive Vice President and Chief Financial Officer	$375,000.00
J. Christopher Drew	Executive Vice President, Sales and Marketing for North American Automation	$375,000.00
Robin G. Seim	Executive Vice President, Global Automation and Medication Adherence	$375,000.00
Nhat Ngo	Executive Vice President, Strategy and Business Development	$300,000.00
Dan S. Johnston	Executive Vice President and Chief Legal and Administrative Officer	$300,000.00
Jorge Taborga	Executive Vice President, Engineering	$285,000.00